EXHIBIT 16

Infante, Lago & Co.
11900 Biscayne Boulevard, #288
North Miami, FL 33181


December 23, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Commissioners:

We have read the statements made by Hydron Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



Infante, Lago & Co.

cc:      Mr. Richard Banakus
         Hydron Technologies, Inc.